EXHIBIT NO. 23(a)

                        CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference  in  Registration  Statement  No.
33-33520 on Form S-8, Registration Statement No. 33-5134 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-38349 on Form S-3, Registration Statement No. 33-50597 on Form S-3 and Registration Statement No. 33-57835 on Form S-3 of Carolina Power & Light Company, of our report dated February 9, 1998, appearing in this Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1997.









/s/ DELOITTE & TOUCHE LLP
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Raleigh, North Carolina
March 26, 1998